Exhibit 99.1

WhiteFiber, Inc. Reports Third Quarter 2025 Results

New York, November 13, 2025 /PRNewswire/– WhiteFiber, Inc. (Nasdaq: WYFI) (“WhiteFiber” or the “Company”), a leading provider of AI infrastructure and HPC solutions, today announced its financial results for the third quarter ended September 30, 2025.

Third Quarter 2025 Highlights

●	Total revenue of $20.2 million, up 65% year-over-year (from $12.3 million in 3Q 2024).

●	Cloud services revenue of $18.0 million, up 48% year-over-year, with gross margin of approximately 65%.

●	Colocation services revenue of $1.7 million, contributing gross margin of approximately 60%.

●	Total gross profit of $12.7 million, up 90% year-over-year from $6.7 million in 3Q 2024.

●	Net loss of $15.8 million compared to net loss of $0.4 million for the prior-year period, primarily reflecting non-cash stock-based compensation and incremental public-company costs following the IPO.

●	Adjusted EBITDA of $2.3 million, compared to $5.6 million in the prior-year period, reflecting higher public-company expenses and an expanded cost structure in preparation for growth.

●	Cash and cash equivalents of $166.5 million as of September 30, 2025, providing ample liquidity to fund data-center development and maintain a disciplined approach to GPU procurement.

Corporate Developments

●	Initial Public Offering: On August 8, 2025, WhiteFiber completed its initial public offering at $17 per share, raising approximately $183 million in gross proceeds including the underwriters’ overallotment option.

●	MTL-3 Deployment: Installation of wafer-scale systems for Cerebras under a 5 MW IT-load contract was completed in October 2025, and the site is now fully operational and generating revenue.

●	NC-1 Development Progress: Site preparation and power design work advanced during the quarter for the initial 24-megawatt phase of the North Carolina-1 campus, which remains on schedule for early 2026 delivery. WhiteFiber is engaged in discussions with multiple highly creditworthy counterparties regarding a long-term anchor agreement and continues to see exceptionally strong demand for near-term, high-density capacity. The Company remains focused on securing an agreement that reflects the strategic value of early-2026 delivery.

●	Pipeline Expansion: The Company is evaluating a large pipeline of potential data-center sites to support future capacity growth. Several locations are in advanced stages of assessment, and the Company expects to formalize its next development site in response to specific customer demand for additional high-density capacity.

Management Commentary

Sam Tabar, Chief Executive Officer of WhiteFiber, said:

“The third quarter marked an important transition for WhiteFiber as we moved from launch to scale following our IPO. Our focus remains on disciplined execution and building durable value across both our colocation and cloud platforms.

At NC-1, we made steady progress toward first-phase delivery in the first half of 2026. Following a re-marketing process, we are now in the closing stages of discussions with multiple highly creditworthy counterparties for a long-term anchor agreement. Demand for near-term, high-density capacity remains exceptionally strong, and we are confident that NC-1 will be a cornerstone of our platform.

In parallel, we are expanding our energy and development pipeline to support future growth. Colocation demand continues to outpace available supply, and we are targeting expansion opportunities directly aligned with customer requirements for 2026 and beyond.

On the Cloud side, we continue to scale deliberately. Our goal is not to pursue short-term, volume-based contracts but to build a differentiated, technology-driven platform that competes on performance, reliability, and software. This disciplined approach positions WhiteFiber to capture sustainable, high-quality growth as AI infrastructure demand continues to mature.”

Summary of Financial Results

WHITEFIBER, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)

For the Three and Nine Months Ended September 30, 2025 and 2024

(Expressed in US dollars, except for the number of shares)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues
Cloud services	$18,032,898	$12,151,303	$49,470,499	$32,718,084
Colocation services	1,692,280	-	5,059,693	-
Other	454,588	130,144	1,073,085	322,396
Total Revenues	20,179,766	12,281,447	55,603,277	33,040,480

Operating costs and expenses
Cost of revenue (exclusive of depreciation shown below)
Cloud services	(6,314,548)	(5,459,667)	(18,932,677)	(13,212,295)
Colocation services	(674,947)	-	(1,874,829)	-
Depreciation and amortization expenses	(6,371,178)	(4,324,751)	(15,341,535)	(11,528,569)
General and administrative expenses	(21,323,157)	(3,344,402)	(41,077,642)	(5,802,810)
Total operating expenses	(34,683,830)	(13,128,820)	(77,226,683)	(30,543,674)

(Loss) income from operations	(14,504,064)	(847,373)	(21,623,406)	2,496,806

Net loss from disposal of property and equipment	(338,222)	-	(338,222)	-
Other (loss) income, net	(844,732)	866,429	(90,412)	1,036,399
Total other (loss) income, net	(1,182,954)	866,429	(428,634)	1,036,399

(Loss) income before income taxes	(15,687,018)	19,056	(22,052,040)	3,533,205

Income tax expense	(66,698)	(383,619)	(1,107,232)	(1,126,193)
Net (loss) income	$(15,753,716)	$(364,563)	$(23,159,272)	$2,407,012
Other comprehensive (loss) income
Foreign currency translation adjustment	(1,289,571)	-	1,634,032	-
Total comprehensive (loss) income	(17,043,287)	(364,563)	(21,525,240)	2,407,012

Weighted average number of ordinary share outstanding
Basic	33,742,031	27,043,750	29,325,582	27,043,750
Diluted	33,742,031	27,043,750	29,325,582	27,043,750

Earnings (loss) per share
Basic	$(0.47)	(0.01)	(0.79)	0.09
Diluted	$(0.47)	(0.01)	(0.79)	0.09

Segment Level Detail

Three Months Ended September 30, 2025

	Cloud services	Colocation services	Total
Revenue from external customers	$18,032,898	$1,692,280	$19,725,178

Reconciliation of revenue
Other revenue (a)			454,588
Total consolidated revenue			20,179,766

Less:
Electricity costs	631,099	288,797	919,896
Datacenter lease expense	1,380,553	166,114	1,546,667
GPU lease expense	3,454,308	-	3,454,308
Wage expense	-	92,494	92,494
Other segment items (b)	848,588	127,542	976,130

Segment gross profit	$11,718,350	$1,017,333	$12,735,683

(a)	Other revenue is primarily attributable to Equipment Leasing revenue and is therefore not included in the total for segment gross profit.

(b)	All amounts included within Other segment items are individually insignificant.

Reconciliations of Adjusted EBITDA to the most comparable U.S. GAAP financial metric for the three months ended and nine months ended September 30, 2025 and 2024 are presented in the table below:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of non-GAAP income (loss) from operations:
Net (loss) income	$(15,753,716)	$(364,563)	$(23,159,272)	$2,407,012
Depreciation and amortization expenses	6,371,178	4,324,751	15,341,535	11,528,569
Income tax expenses	66,698	383,619	1,107,232	1,126,193
EBITDA	(9,315,840)	4,343,807	(6,710,505)	15,061,774

Adjustments:
Net loss from disposal of property, plant and equipment	338,222	-	338,222	-
Share-based compensation expenses	11,254,690	1,297,489	17,876,451	1,382,004
Adjusted EBITDA	$2,277,072	$5,641,296	$11,504,168	$16,443,778

Conference Call and Webcast

WhiteFiber will host a conference call to discuss its results at 4:30 p.m. ET on November 13, 2025. The call can be accessed by dialing (800) 330-6730 (passcode: 761301). A webcast will also be available in the Investor Relations section of WhiteFiber’s website at https://www.whitefiber.com/investors#upcoming-events. A replay will be available following the call.

About WhiteFiber, Inc.

WhiteFiber is a provider of artificial intelligence (“AI”) infrastructure solutions. WhiteFiber owns high-performance computing data centers and provides cloud services to customers. Our vertically integrated model combines specialized colocation, hosting, and cloud services engineered to maximize performance, efficiency, and margin for generative AI workloads. For more information, visit www.whitefiber.com. Follow us on LinkedIn and X @WhiteFiber_.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of applicable securities laws. Such statements include, but are not limited to, statements about our ability to capture demand in the market, prospective customer demand, the timing for completion of the initial 24-megawatt phase at our NC-1 facility, our pipeline, and our ability to formalize contracts with our customers. These statements are based on current expectations and involve risks and uncertainties that may cause actual results to differ materially. These statements may be identified by words such as “will likely result,” “are expected to,” “will continue,” “will allow us to” “is anticipated,” “estimated,” “expected”, “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements. WhiteFiber undertakes no obligation to update any forward-looking statements except as required by law. All forward-looking statements speak only as of the date of this press release.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the forward-looking statements contained herein are reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of new information, future developments or otherwise occurring after the date of this communication.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measure: adjusted EBITDA. The presentation of this financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use adjusted EBITDA for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We define adjusted EBITDA, a non-GAAP financial measure, as net (loss) income before income tax expenses, depreciation and amortization, as adjusted to exclude share-based compensation expenses. We believe that adjusted EBITDA provides helpful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business operating results. We believe that both management and investors benefit from referring to adjusted EBITDA in assessing our performance and when planning, forecasting, and analyzing future periods. Adjusted EBITDA also facilitates management’s internal comparisons to our historical performance and comparisons to our competitors’ operating results. We believe adjusted EBITDA is useful to investors both because they (i) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (ii) are used by our institutional investors and the analyst community to help them analyze the health of our business.

The items excluded from adjusted EBITDA may have a material impact on our financial results. Accordingly, adjusted EBITDA is presented as supplemental disclosure and should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP. We refer investors to the reconciliation adjusted EBITDA to net (loss) income included below consolidated results.

Investor Contact

WhiteFiber

IR@whitefiber.com

Media Contact

JAM Strategic Communications

joanne@jam-comms.com

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